Exhibit 99.1 Knoll Responds to Evolving Covid-19 Environment with Road Map Company Announces $65.0 Million Drawdown of Revolving Credit Facility EAST GREENVILLE, Pa., March 30, 2020 -- Knoll, Inc. (NYSE: KNL), a constellation of design-driven brands for the workplace and home, today announced a partial drawdown on its revolving credit facility and provided an update on its sales, distribution, customer service and manufacturing operations Covid-19 pandemic-related initiatives. Andrew Cogan, Knoll Chairman and CEO, stated, “With community health and well-being top-of-mind, we are continuing to support the needs of our associates with enhanced health and safety measures throughout our manufacturing facilities and warehouses to assure those working there are safe while at the same time following the appropriate government orders. Additionally, we are pursuing contingency plans to preserve cash and are taking necessary steps in this evolving environment to manage our liquidity and assure the ongoing stability of our operations. Having successfully operated the business through past economic downturns, the Knoll team has a solid road map to address meaningful fluctuations in demand and their impact on our free cash flow.” The Company stated that: • It has a Secured Revolving Credit Facility of $400.0 million that runs through August 2024. The Company expects that approximately $100.0 million of capacity will be available on its Revolving Credit Facility at the end of the first quarter, after the $65.0 million draw on March 30, 2020. • As of March 31, 2020, the Company expects to have an estimated $120.0 million of cash on hand. Charles Rayfield, Knoll Senior Vice President & CFO, noted that Knoll has also implemented a disciplined approach to scaling operating expenses and capital expenditures to ensure maximum financial strength and flexibility. “Based on business conditions, we understand the importance of maximizing our liquidity and are looking at all available levers,” he said. The Company added that it is doing all it can to protect the health and well-being of its associates, including re- laying out our plants to improve social distancing and implementing temperature checks where possible to assure those working there are safe while at the same time following the appropriate government orders. Supporting Clients and Maintaining Customer Service By continuing to operate our manufacturing facilities and distribution centers, and working remotely, Knoll is supporting the needs of its clients, the design community and distribution partners, particularly those identified in the critical infrastructure areas of government services, healthcare, communications, financial services, energy and transportation amongst many others – including organizations that provide national security. We are also: • Scheduling appointments at select showrooms subject to local guidelines. • Embracing new practices fundamental to nurturing and moving our constellation of brands forward. Sales, Customer Service and Operations teams are meeting with the design community, clients and distribution partners, including Knoll dealers, via video, web and audio conferencing, continuing to bring an innovative mindset to develop plans for workplace and residential projects. Meeting Commitments to Clients In addition, the Company’s Operations team is continuing to navigate its way through the different Covid-19 international, state and local mandates and regulations. Knoll manufacturing facilities and distribution centers in North America, including KnollTextiles and Muuto, are operational; DatesWeiser in Buffalo and our Italian factories have temporarily suspended operations. The Company also noted that it is exploring ways to produce personal protective equipment for the health industry fighting the pandemic on the front lines. Withdrawing Full Year Guidance 1

In light of the current uncertainty from the rapidly evolving circumstances around the Covid-19 outbreak, the Company is withdrawing its full-year 2020 guidance provided on February 18, 2020 and is not providing an updated outlook at this time. “Knoll associates have always addressed challenges by keeping to our belief in the power of design to positively impact the lives of those who live and work with our products while making sure that we do so in a Knoll culture that respects and values each other and our clients. We remain hopeful that our actions, coupled with those being taken in all states and countries, will eventually allow a gradual return to normalcy,” said Mr. Cogan. “After all this time away from the office, we believe clients will see there is nothing like being together to foster innovation, creativity and productivity.” About Knoll Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, lighting, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high-performance workplaces and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper- Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program. Contacts Investors: Charles Rayfield Senior Vice President and Chief Financial Officer Tel 215 679-1703 crayfield@knoll.com Media: David E. Bright Senior Vice President, Communications Tel 212 343-4135 dbright@knoll.com 2